August 31, 1995


Questech, Inc.
7600-A Leesburg Pike
Falls Church, Virginia 22043

Attention: Joseph P. O'Connell, Jr., Chief Financial Officer

Re:  Loan and Security Agreement dated as of July 15, 1991
     Amendment No. 11

Gentlemen:

Reference is made to the Loan and Security Agreement by and among Questech, Inc. and Questech Service Company, (the "Borrowers") and Signet Bank/Virginia (the "Lender") dated July 15, 1991 (the "Loan Agreement"). Terms defined in the Loan Agreement shall have the same defined meanings when used herein.

The definition of the term listed below, as found in Section 1 of the Loan Agreement, is hereby amended in full to read as follows:

     "Termination Date" means September 30, 1995, and any extension or extensions thereof granted by the Lender in its sole discretion.

Except as amended hereby, all other terms and conditions of the Loan Agreement are ratified and confirmed in all respects.

Please acknowledge your acceptance of the above terms and modifications by signing and returning the enclosed copy of this letter to my attention.

Sincerely,
Signet Bank/Virginia


Loriana Cipolletti
Vice President

Acknowledged and accepted this _____day of ________, 1995.


Questech, Inc.                              Questech Service Company



By: ________________________            By: ___________________________